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                                                                 EXHIBIT 99.2N.1



               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT



We consent to the use in this Registration Statement of SAL Trust Preferred Fund I on Form N-2 of our report dated February 19, 1999 of our audit of the consolidated financial statements of FirstBancorp, Inc. as of December 31, 1998 and 1997, and for the two years then ended appearing in the Prospectus which is a part of this Registration Statement, and to the reference to our firm under the heading "Experts" in such Prospectus.






                                              /s/ Osburn, Henning and Company

                                              OSBURN, HENNING AND COMPANY



July 2, 1999
Orlando, Florida